UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 19, 2014, ZaZa Energy Corporation (the “Company”) entered into a consulting and separation agreement (the “Consulting Agreement”) with Ian H. Fay, the Company’s former Chief Financial Officer.  Under the terms of the Consulting Agreement the Company was required to make monthly consulting and severance payments.  The aggregate amount of future payments remaining under the Consulting Agreement would have been $1.7 million.  Of this total, the Company would have been required to pay approximately $659,000 during the period from November 15, 2014 to March 31, 2015.

On November 13, 2014 the Company entered into an amendment to the Consulting Agreement (the “Consulting Agreement Amendment”) with Mr. Fay that terminated the Company’s obligation to make any future payments under the Consulting Agreement in exchange for a lump-sum payment of $487,500.  The Company paid this amount on November 13, 2014.  As a result of the Consulting Agreement Amendment, the Company will have no further payment obligations to Mr. Fay, and Mr. Fay will no longer be obligated to provide consulting services to ZaZa under the Consulting Agreement.  The Consulting Agreement Amendment also provided for the vesting of 16,960 unvested shares of the Company’s common stock previously granted to Mr. Fay under the Consulting Agreement.

The Consulting Agreement is further described in a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (“SEC”) on May 21, 2014, which description is incorporated herein by reference.  The description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is attached as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the SEC on August 13, 2014.

The foregoing description of the Consulting Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Consulting Agreement Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02(e) Compensatory Arrangements of Certain Officers

The information provided in Item 1.01 of this Current Report is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1

Separation and Consulting Agreement, dated May 19, 2014, by and between the Company and Ian H. Fay (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014)

10.2	Amendment to Separation and Consulting Agreement, dated November 13, 2014, by and between the Company and Ian H. Fay

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1

Separation and Consulting Agreement, dated May 19, 2014, by and between the Company and Ian H. Fay (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014)

10.2	Amendment to Separation and Consulting Agreement, dated November 13, 2014, by and between the Company and Ian H. Fay